                                  SCHEDULE 14C
                                 (RULE 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[x]      Preliminary Information Statement                  [ ]     Confidential, For Use of the Commission
                                                                    Only (as Permitted by Rule 14c-5(d)(2))

[ ]      Definitive Information Statement

                          DYNACQ INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)     Title of each class of securities to which transaction
                 applies:
--------------------------------------------------------------------------------

         (2)     Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         (4)     Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         (5)     Total fee paid:
--------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)     Amount Previously Paid:
--------------------------------------------------------------------------------

         (2)     Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

         (3)     Filing Party:
--------------------------------------------------------------------------------

         (4)     Date Filed:
--------------------------------------------------------------------------------

                           DYNACQ INTERNATIONAL, INC.
                      10304 INTERSTATE 10 EAST, SUITE 369
                             HOUSTON, TEXAS  77029





                             INFORMATION STATEMENT
                               JANUARY ___, 1998





                 THIS INFORMATION STATEMENT IS BEING PROVIDED TO STOCKHOLDERS TO INFORM THEM OF SHAREHOLDER ACTIONS TAKEN BY THE WRITTEN CONSENT OF A MAJORITY OF STOCKHOLDERS.


                 DYNACQ INTERNATIONAL, INC. IS NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

                               COMPANY LETTERHEAD

                                January __, 1998

Dear Stockholder:

         This is to inform you that the Board of Directors of Dynacq International, Inc., a Nevada corporation (the "Company") has adopted a resolution by unanimous written consent to amend its Articles of Incorporation (the "Amendment") to effect a 4 to 1 reverse stock split (the "Reverse Stock Split") of the Company's outstanding common stock, $.001 par value (the "Common Stock").

         The Amendment was approved by the Board of Directors and adopted by written consent of the holders of a majority of the outstanding shares of the Company's Common Stock on January __, 1998.

         The Amendment will become effective on approximately February 10, 1998, the date on which the Company expects to file the Amendment with the Nevada Secretary of State (the "Effective Date").

         The Company currently has 14,415,136 shares of Common Stock issued and outstanding. The Reverse Stock Split will reduce the number of shares of the Company's outstanding Common Stock on the Effective Date to approximately 3,603,784 shares. The Reverse Stock Split is being adopted for the reasons described in this Information Statement and is expected to facilitate the continued listing of the Company's Common Stock on the Nasdaq SmallCap Market.


                 PLEASE NOTE THAT YOU ARE NOT BEING ASKED TO SEND A PROXY AND YOU ARE REQUESTED NOT TO SEND ONE.


                                        Sincerely,


                                        Chiu Moon Chan
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                             INFORMATION STATEMENT
                                      FOR
                           DYNACQ INTERNATIONAL, INC.


                       WE ARE NOT ASKING FOR A PROXY AND
                     YOU ARE REQUESTED NOT TO SEND A PROXY.

         On January ___, 1998, the Board of Directors of Dynacq International, Inc., a Nevada corporation, (the "Company") and Chiu Moon Chan and certain family members, the majority stockholders of the Company (collectively the "Majority Stockholder") who collectively own approximately 63.02% of the Company's outstanding common stock, $.001 par value (the "Common Stock") approved an amendment to the Company's Articles of Incorporation (the "Amendment") approving a 4 to 1 reverse stock split of the Company's outstanding Common Stock (the "Reverse Stock Split"). The Amendment will become effective on approximately February 10, 1998 (the "Effective Date") when the Company files a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada. This Information Statement is being provided to all stockholders of record as of January 22, 1998.

         The Amendment was approved in accordance with Nevada General Corporation Law (the "Nevada Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Nevada law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting of stockholders and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereinafter described, the Board of Directors of the Company voted to approve the Amendment by written consent of the Majority Stockholder of the Company.

         The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's Common Stock.


                            THE REVERSE STOCK SPLIT

         In order to meet the standards for continued listing of its Common Stock on the Nasdaq SmallCap Market and for the reasons hereinafter set forth, the Board of Directors and the Majority Stockholder approved the Amendment on January __, 1998, which provides for a 4 to 1 Reverse Stock Split of the presently issued and outstanding shares of the Company's Common Stock. See "Purposes of the Reverse Stock Split" below. However, the Company cannot provide any assurances to its stockholders that the Reverse Stock Split will result in the continued listing of its Common Stock on the Nasdaq SmallCap
Market or achieve any of the other purposes described herein.   The Reverse
Stock Split will reduce the number of shares of the Company's outstanding Common Stock from 14,415,136 shares to approximately 3,603,784 shares.

         On the Effective Date, each certificate representing a particular number of shares of Common Stock outstanding immediately prior to the Reverse Stock Split (the "Old Shares") will be deemed automatically, without any action on the part of the Stockholders, to represent one-fourth (1/4) of such number of shares of Common Stock after the Reverse Stock Split (the "New Shares"); provided, however, that no fractional New Shares will be issued as a result of the Reverse Stock Split and each fraction of a share will be deemed to represent one (1) New Share.

         After the Effective Date, stockholders may exchange their certificates representing the Old Shares for new certificates representing the New Shares. Stockholders who wish to exchange their certificates may contact the

Company for appropriate instructions. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of stock certificates.

PURPOSES OF THE REVERSE STOCK SPLIT.   The Company's shares of Common Stock are
listed, and trade, on the Nasdaq SmallCap Market. On August 22, 1997, The Nasdaq Stock Market amended its quantitative listing requirements for continued listing to require, among other things, a minimum bid price of $1.00 per share. Over the past two years the price of the Company's Common Stock has fluctuated and, for protracted periods, has fallen below $1.00 per share. See "Market for Common Stock and Related Stockholder Matters" below. Management believes that the Reverse Stock Split will result in the Company's shares of Common Stock having a minimum bid price in excess of $1.00 per share and will enable the Company to maintain the listing of its Common Stock on the Nasdaq SmallCap Market. The Nasdaq Stock Market has other quantative requirements for the continued listing of securities on the Nasdaq SmallCap Market which the Company believes its meets at this time.

         Additionally, management believes the Reverse Stock Split will enhance the acceptability and marketability of the Common Stock by the financial community and investing public. The reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split is expected to result in a broader market for the Common Stock than that which currently exists. Many brokerage firms and institutional investors do not effect transactions in securities such as the Company's Common Stock because of its relatively low trading price. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced securities because the brokerage commission on a sale of lower priced securities generally represents a higher percentage of the sales price than the commissions on a relatively higher priced security. The expected increased price level may also encourage interest and trading in the Common Stock and promote greater liquidity for the Company's stockholders.

         However, the Company cannot provide its stockholders with any assurance that any or all of the purposes of the Reverse Stock Split will occur, including, without limitation, that (i) the market price per share of Common Stock after the Reverse Stock Split will be four (4) times the current market price per share of Common Stock before the Reverse Stock Split, (ii) the market price will either exceed or remain in excess of the current market price, (iii) the market price will initially exceed or remain above the $1.00 minimum bid price required by The Nasdaq Stock Market, or (iv) the acceptability, marketability or liquidity of the Company's Common Stock will increase.

         In the event the Company does not meet, or does not continue to meet, the quantitative listing requirements of the Nasdaq SmallCap Market, the Company believes that its Common Stock will continue to trade in the over-the-counter market on the OTC Bulletin Board or the pink sheets. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last-sales prices and volume information in over-the-counter equity securities. Subject to the qualifications set forth in the preceding paragraph, the Company currently expects that the Reverse Stock Split will result in a price increase in its Common Stock which will allow continued listing on the Nasdaq SmallCap Market.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT.   The Common Stock is currently
registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act.

         The Company currently has issued and outstanding options and/or warrants to purchase 1,025,527 shares of its Common Stock (collectively the "Options"). All outstanding Options provide for an adjustment in proportion to any change in the amount of Common Stock outstanding. After the Reverse Stock Split is effective, appropriate adjustments will be made to all outstanding Options.

         The Company is not changing the par value of its Common Stock in connection with the Reverse Stock Split. Accordingly, on the Effective Date, the Company's existing Common Stock par value amount reflected in its balance sheet of approximately $14,415 will be reduced to approximately $3,604 and its additional paid-in capital will be increased by approximately $10,676. The Company's total stockholders' equity reflected in its balance sheet of approximately $5,337,249 will remain the same.

         Except for the reduction in the number of shares of the Company's outstanding Common Stock from 14,415,136 to approximately 3,603,784 following the Reverse Stock Split, the rights and privileges of holders of the Common Stock will remain the same, both before and after the Reverse Stock Split. Except for the Options and the Common Stock, the Company has no other outstanding securities.

FEDERAL INCOME TAX CONSEQUENCES.   The Reverse Stock Split is intended to be
treated as a reorganization described in Section 368(a)(1)(E) of the Code; however, the Company has not obtained a tax opinion and stockholders are advised to consult their own tax advisors for more detailed information relating to their individual and local tax circumstances. As a reorganization, stockholders receiving New Shares of Common Stock in exchange for their Old Shares of Common Stock pursuant to the Reverse Stock Split will not recognize any gain or loss as a result of the exchange. The initial tax basis in the New Shares of Common Stock received will be equal to such stockholder's adjusted tax basis in the Old Shares of Common stock surrendered therefor. The holding period for the New Shares of Common Stock received will include such Stockholder's holding period in the Old Shares of Common Stock.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock held by directors, executive officers and persons known to management of the Company to own more than 5% of the outstanding Common Stock of the Company as of January ___, 1998.

                                 NAME AND ADDRESS                NUMBER OF SHARES AND NATURE
     TITLE OF CLASS             OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP            PERCENT OF CLASS
     --------------             -------------------            -------------------------------        ----------------
      Common Stock       Chiu Moon Chan                                  9,084,877 (1)                     63.02%
                         323 Wood Loop
                         Houston, Texas  77015

      Common Stock       Ella Chan                                       9,084,877 (1)                     63.02%
                         323 Wood Loop
                         Houston, Texas  77015

      Common Stock       Philip Chan                                       285,106 (2)                      1.97%
                         7930 Millbrook Drive
                         Houston, Texas  77095

      Common Stock       Hi Lite Development Ltd.                         2,433,375                        16.88%
                         First Floor, Wah Sing Building
                         61A Java Road
                         North Point, Hong Kong

      Common Stock       Officers and Directors                           9,289,983                        64.44%
                         as a group (6)

------------------------------

(1) Includes (i) 6,782,188 shares of Common Stock held individually by Chiu Moon Chan, (ii) 1,897,125 shares of Common Stock held in the name of Mr. Chan's spouse, and (iii) 202,782 shares of Common Stock held in the name of two of Mr. Chan's minor children. Mr. Chan disclaims any beneficial ownership of the shares held by his spouse and minor children. Mrs. Chan disclaims any beneficial ownership of the shares held by her spouse and minor children.

(2) Includes (i) 157,606 shares which may be acquired by Mr. Philip Chan pursuant to options granted to him in May 1996, which are exercisable at $0.9375 and expire May 14, 2001, and (ii) 80,000 shares which may be acquired by Mr. Philip Chan pursuant to options granted to him on December 12, 1997, at an exercise price of $0.34375 which expire December 12, 2002.

            MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

         In September 1993, the Company's Common Stock began trading on NASDAQ's SmallCap Market under the symbol DYII. Prior to obtaining the NASDAQ listing, the Company's Common Stock had traded in the over-the-counter market on the pink sheets and on the NASD Electronic Bulletin Board.

         The following table sets forth the high and low closing bid prices for the Company's Common Stock during each of the last nine fiscal quarters as reported by the National Quotation Bureau, Inc.


                                                            High           Low
                                                            ----           ---
              1998 Fiscal Year - Quarter Ended:

                       November 30, 1997               $  0.6875      $    0.50

              1997 Fiscal Year - Quarter Ended:

                       November 30, 1996                    1.25          0.675

                       February 28, 1997                   1.125          0.675

                       May 31, 1997                        0.875           0.50

                       August 31, 1997                      1.00           0.25

              1996 Fiscal Year - Quarter Ended:

                       November 30, 1995                  1.3125           1.00

                       February 29, 1996                   1.375         0.9375

                       May 31, 1996                        1.125         0.6875

                       August 31, 1996                      1.25           1.00


         These quotations reflect inter-dealer prices, without retail markup, mark-down or commission and may not represent actual transactions.

         As of December 31, 1997, the Company had approximately 149 stockholders of record. This number does not include stockholders who hold the Company's Common Stock in nominee accounts with broker-dealer firms or depository institutions or shares issued to employees of the Company subsequent to the Company's fiscal year end. Including the shares issued to the Company's employees and the beneficial owners of shares held in nominee accounts or depository institutions, the Company believes it has in excess of 300 beneficial owners of its Common Stock.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                    ON ACCOUNTING AND FINANCIAL DISCLOSURE

         Effective September 27, 1996, the Company terminated the accounting firm of Bateman, Blomstrom & Co. There were no disagreements on any matter of accounting principles or practices, financial statement presentation or disclosure, or auditing scope or procedures with the Company's prior accountants. The independent accountants' reports on the Company's financial statements for the past two years did not contain an adverse opinion, disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change certifying accountants was recommended and approved by the Company's Board of Directors. During the Company's two most recent fiscal years there were no disagreements or "reportable events" with the Company's former or current independent accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Effective September 27, 1996, the Company engaged the accounting firm of Wood, Harper & Associates, P.C. as its new principal independent accountants.


                             STOCKHOLDER PROPOSALS

         The Board of Directors has not yet determined the date for the annual meeting of stockholders to be held subsequent to the Company's fiscal year ending August 31, 1998, although the Company intends to hold the annual meeting of stockholders by February 15, 1999. The Company did not hold an annual meeting of stockholders following its fiscal years ended August 31, 1997 and 1996. Accordingly, any proposal by a stockholder intended to be presented at the Company's annual meeting of stockholders following its fiscal 1998 year end should be mailed in writing to the attention of the Company's Corporate Secretary at the Company's principal offices by October 15, 1998, in order to be considered for inclusion in the Company's information or proxy statement. The Company's mailing address is 10304 Interstate 10 East, Suite 369, Houston, Texas 77029.


                          FORWARD-LOOKING INFORMATION

         The information in this Information Statement contains forward-looking statements relating to the Company that are based on the beliefs of the Company's management, as well as assumptions made by, and information currently available to, the Company's management. When used in this Information Statement, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the Company or the Company's management, identify forward-looking statements. Such statements reflect the current views or expectations of the Company with respect to future events, and are subject to change based on numerous factors including, but not limited to, regulatory changes and changes in management's intentions or beliefs.


BY ORDER OF THE BOARD OF DIRECTORS



-------------------------------------
CHIU M. CHAN, Chairman of the Board,
President and Chief Executive Officer



Houston, Texas
January ____, 1998